Exhibit 21.1

INTERPOOL, INC. AND SUBSIDIARIES

                          Entity

INTERPOOL SERVICES, INC.
MILITARY TRANSPORT, INC.
RAILPOOL, INC.
INTERPOOL CHASSIS FUNDING, L.L.C.
INTERPOOL CHASSIS ISSUANCE, LLC
MICROTECH HOLDING CORP.
INTERPOOL FINANCE, INC.
GLOBAL CHASSIS LLC
TRAC LEASE, INC.
WMII CORP.
TRANSACT CORPORATION
DATATRAC SERVICES, INC.
CHASSIS HOLDINGS I LLC
INTERPOOL LOGISTICS L.L.C.
MICROTECH LEASING CORPORATION
CONTAINER APPLICATIONS INTERNATIONAL, INC.
INTERPOOL LIMITED
INTERPOOL CONTAINERS LIMITED
IPL, LLC
INTERPOOL CONTAINER FUNDING II, SRL
INTERPOOL FINANCE CORP.
INTERPOOL FUNDING CORP. II
INTERPOOL FUNDING CORP. I SRL
INTERPOOL CONTAINER FUNDING, SRL
INTERPOOL (HONG KONG) LTD.
CAI-INTERPOOL, LLC
INTERPOOL N.V.
INTERPOOL B.V.
INTERPOOL BENELUX B.V.
INTERPOOL (S) PTE LTD
CTC EQUIPMENT AG
INTERPOOL CONTAINERS N.V.
INTERPOOL CONTAINERS, INC.
INTERPOOL (UK) LIMITED
CTC CONTAINER TRADING (UK) LIMITED	Jurisdiction

Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
Delaware
New Jersey
Nevada
Barbados
Barbados
Delaware
Barbados
Cayman Islands
Cayman Islands
Barbados
Barbados
Hong Kong
Delaware
Curacao, Netherlands Antilles
Netherlands
Netherlands
Republic of Singapore
Switzerland
Curacao, Netherlands Antilles
Delaware
United Kingdom
United Kingdom